SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 31, 2001



                         SENIOR HOUSING PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




          Maryland                   001-15319                04-3445278
(State or other jurisdiction        (Commission            (I.R.S. employer
     of incorporation)              file number)        identification number)




400 Centre Street, Newton, Massachusetts                               02458
(Address of principal executive offices)                             (Zip code)




        Registrant's telephone number, including area code: 617-796-8350

         STATEMENTS CONTAINED IN THIS FORM 8-K THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INCLUDE REFERENCES TO THE MINIMUM RENT EXPECTED TO BE RECEIVED BY US FROM THE LEASES OF THE REFERENCED PROPERTIES TO FIVE STAR AND TO MARRIOTT'S CONTINUED MANAGEMENT OF THE 31 PROPERTIES WHICH WE HAVE ACQUIRED. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON OUR CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR. FOR EXAMPLE, FIVE STAR MAY BECOME UNABLE TO PAY ITS CONTRACTUAL RENT OBLIGATIONS BECAUSE THE LEASED PROPERTIES DO NOT PRODUCE THE EXPECTED INCOME OR FOR OTHER REASONS AND MARRIOTT MAY CEASE TO MANAGE THE 31 PROPERTIES WE ACQUIRED BECAUSE IT SELLS ITS SENIOR LIVING MANAGEMENT BUSINESS OR FOR OTHER REASONS. THE INFORMATION CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2000 INCLUDING UNDER THE HEADINGS "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IDENTIFY OTHER IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES FROM OUR CURRENT BELIEFS OR EXPECTATIONS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THESE FORWARD-LOOKING STATEMENTS.

Item 2.    Acquisition or Disposition of Assets.

         On January 11, 2002, we and Crestline Capital Corporation ("Crestline") closed the previously reported transactions contemplated by the Stock Purchase
Agreement (the "Stock Purchase Agreement"), dated as of August 9, 2001, among Crestline, CSL Group, Inc., us and one of our subsidiaries. Under the Stock Purchase Agreement, our subsidiary acquired 31 senior living communities from Crestline through the acquisition of the capital stock of CSL Group, Inc. Those properties and the acquisition are more fully described in Item 5 of our Current Report on Form 8-K dated September 21, 2001, as updated as set forth in this Current Report.

         The total consideration paid to Crestline to acquire the 31 communities was approximately $600 million and was comprised of: (i) the payment of $458.6 million in cash (which included a $7.5 million deposit released from an escrow account), (ii) the issuance of our $25 million unsecured promissory note to Crestline due January 31, 2004, and (iii) our subsidiaries' assumption of $116.4 million of existing indebtedness. On January 24, 2002, we repaid $92.4 million of the assumed debt with cash on hand and a drawing under our revolving credit facility, which reduced our secured indebtedness from this transaction to $24 million (excluding amounts outstanding under our revolving credit facility).

         The purchase price was funded in part from (i) the net proceeds from our issuance of 14 million common shares of beneficial interest for $181 million in October 2001, (ii) the net proceeds from our issuance of $245 million of 8 5/8% Senior Notes Due 2012 in December 2001 and (iii) a $120 million drawing under our revolving credit facility with Dresdner Bank AG, as agent, and institutional lenders. Immediately after giving effect to such drawing and the repayment of the assumed debt described above, the amount outstanding under our revolving credit facility was $196 million.

         The assets we acquired from Crestline and its subsidiaries consist principally of real property and related personal property used in its operation of the 31 senior living communities. As more fully described under Part C of
Item 5 below, we have leased the acquired assets to Five Star Quality Care, Inc. ("Five Star") on a net lease basis in accordance with our previously reported Transaction Agreement. The Transaction Agreement was entered into in connection with the spin-off of Five Star referred to in Part A of Item 5 below.

Item 5.  Other Events.

         A.       SPIN-OFF

         We have previously reported our proposed spin-off of Five Star, one of our wholly owned subsidiaries. On December 31, 2001, we completed the spin-off by distributing 4,342,170 shares of Five Star common stock to our common shareholders. The distribution was one share of Five Star common stock for every 10 of our common shares owned. Following completion of the Five Star spin-off, we continue to own 35,000 shares of Five Star common stock.

         On January 2, 2002, Five Star completed its previously reported acquisition of FSQ, Inc., formerly known as Five Star Quality Care, Inc. ("FSQ"), in order for Five Star to acquire the personnel, systems and assets necessary to operate the 56 facilities which Five Star leases from us. The consideration for this merger was 125,000 shares of Five Star common stock payable to each of Gerard M. Martin and Barry M. Portnoy, the owners of FSQ. Messrs. Martin and Portnoy are our managing trustees. In connection with the merger, our Board of Trustees received an opinion from an internationally recognized investment banking firm to the effect that, as of December 5, 2001 (the date of the related merger agreement), the consideration provided for in the merger was fair, from a financial point of view, to Five Star.

         B.       COMMENCEMENT OF LEASE FOR 56 PROPERTIES

         In connection with the consummation of the spin-off of Five Star, we and Five Star have entered into a lease for 56 facilities which are described in
Item 5 of our Current Report on Form 8-K dated September 21, 2001.

         The lease is an obligation of a subsidiary of Five Star, and the lease described in Part C below is an obligation of two subsidiaries of Five Star. Each lease has been guaranteed by Five Star. (References below in this Part B and in Part C to Five Star include both Five Star and such subsidiaries.) The following is a summary of the material terms of the lease for the 56 facilities:

         Operating Costs. The lease is a so-called "triple-net" lease which requires Five Star to pay all costs incurred in the operation of the facilities, including the costs of personnel, service to residents, insurance and real estate and personal property taxes.

         Minimum Rent. The lease requires Five Star to pay minimum rent to us in an amount equal to $7 million per year.

         Percentage Rent. Starting in 2004, the lease will require additional rent with respect to each lease year in an amount equal to three percent (3%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2003.

         Term. The lease expires on December 31, 2018.

         Renewal Option. Five Star will have the option to renew the lease for all, but not less than all, of the facilities for one renewal term ending on December 31, 2033. Five Star may not exercise this renewal option unless it also exercises the renewal option under the lease that we and Five Star entered into relating to the 31 communities we acquired from Crestline and its subsidiary as more fully described under Part C below.

         Rent During Renewal Term. Rent during the renewal term shall be a continuation of minimum rent and percentage rent payable during the initial term.

         Maintenance and Alterations. Five Star is required to maintain, at its expense, the leased communities in good order and repair, including structural and nonstructural components. Five Star may request us to fund amounts needed for repairs and renovations in return for rent adjustments to provide us a return on our investment according to a formula set forth in the lease. At the end of the lease term, Five Star is required to surrender the leased facilities in substantially the same condition as existed on the commencement date of the lease, subject to any permitted alterations and subject to ordinary wear and tear.

         Assignment and Subletting. Our consent is generally required for any direct or indirect assignment or sublease of any of the facilities. In the event of any assignment or subletting, Five Star will remain liable under the lease.

         Environmental Matters. Five Star is required, at its expense, to remove and dispose of any hazardous substance at the leased facilities in compliance with all applicable environmental laws and regulations. Five Star has indemnified us for any liability which may arise as a result of the presence of hazardous substances at any leased facilities and from any violation or alleged violation of any applicable environmental law or regulation.

         Indemnification and Insurance. With limited exceptions, Five Star is required to indemnify us from all liabilities which may arise from the ownership or operation of the facilities. Five Star is generally required to maintain commercially reasonable insurance. That insurance initially includes the following types:

     o "all-risk" property insurance, in an amount equal to 100% of the full replacement cost of the facilities;

     o    business interruption insurance;

     o comprehensive general liability insurance, including bodily injury and property damage, in amounts as are generally maintained by companies providing senior living services;

     o flood insurance if any facility is located in whole or in part in a flood plain;

     o    worker's compensation insurance if required by law; and

     o such additional insurance as may be generally maintained by companies providing senior living services.

The lease requires that we be named as an additional insured under these policies.

         Damage, Destruction or Condemnation. If any of the leased facilities is damaged by fire or other casualty or taken for a public use, Five Star is generally obligated to rebuild unless the facility cannot be restored. If the facility cannot be restored, we will generally receive all insurance or taking proceeds and Five Star is liable to us for the amount of any deductible or deficiency between the replacement cost and the insurance proceeds.

         Events of Default. Events of default under the lease include the following:

     o    Five Star's failure to pay rent or any other sum when due;

     o Five Star's failure to maintain the insurance required under the lease;

     o the occurrence of certain events of insolvency or dissolution with respect to Five Star;

     o any person or group of affiliated persons acquiring ownership of more than 9.8% of Five Star's voting stock or any change of control or sale of a material portion of Five Star's assets without our consent;

     o a cross default relating to the Five Star lease with us relating to the 31 communities we acquired from Crestline and to Five Star indebtedness;

     o Five Star being declared ineligible to receive reimbursement under Medicare or Medicaid programs for any of the leased facilities; and

     o Five Star's failure to perform any terms, covenants or agreements of the lease and the continuance thereof for a specified period of time after written notice.

         Default Remedies. Upon the occurrence of any event of default, the lease provides that we may (subject to applicable law):

     o    terminate the lease and accelerate the rent;

     o terminate the tenant's rights to occupy and use the leased facilities, relet the leased facilities and recover from Five Star the difference between the amount of rent which would have been due under the lease and the rent received under the reletting;

     o    terminate any other lease which Five Star has with us;

     o    exercise rights with respect to any collateral securing the lease; and

     o make any payment or perform any act required to be performed by Five Star under the lease.

We have the right to require Five Star to reimburse us for all costs and expenses incurred in connection with any exercise of the foregoing remedies.

         C.       COMMENCEMENT OF LEASE FOR 31 PROPERTIES

         Pursuant to the previously reported Transaction Agreement, we have leased to Five Star the 31 communities we acquired from Crestline and its subsidiary. The 31 communities are managed by a subsidiary of Marriott International, Inc. ("Marriott"). The material terms of our lease arrangements for these 31 communities are substantially the same as those of our lease for the 56 facilities described above in Part B, except as follows:

         Minimum Rent. The lease requires Five Star to pay minimum rent to us of $63 million per year.

         Percentage Rent. Starting in 2003, the lease requires additional rent with respect to each lease year in an amount equal to five percent (5%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2002.

         FF&E Reserves. Five Star is required to maintain accounts for capital replacements and improvements.

         Term. The lease expires on December 31, 2017.

         Renewal Options. Five Star has two options to renew the lease for all but not less than all of the communities: the first for 10 years ending December 31, 2027; and the second for five years ending December 31, 2032. Five Star may not exercise these renewal options unless Five Star has exercised its renewal option under the lease for the 56 facilities. The first renewal option must be exercised by notice to us two years prior to the expiration of the initial term. The second renewal option must be exercised by notice to us at least 11 months before the then current term expires.

         Events of Default. In addition to the events of default described under our lease for the 56 facilities described above in Part B, the lease for the 31 communities includes the following events of default:

     o    Five Star's default under any Marriott management agreement; and

     o Five Star or any of its subsidiaries' default under the lease for the other 56 facilities.

         D.       RESIGNATION AND ELECTION OF TRUSTEE

         In connection with the Five Star spin-off, Dr. Bruce M. Gans resigned as a member of our Board of Trustees effective December 31, 2001 and became a director of Five Star, creating a vacancy on our Board. On January 9, 2002, our Board of Trustees elected Frank J. Bailey to the Board to fill the vacancy created by Dr. Gans' resignation. Mr. Bailey is a Group I Trustee and his term continues until our 2003 Annual Meeting of Shareholders. Mr. Bailey has been a partner in the Boston law firm Sherin & Lodgen LLP during the past five years, and he focuses his practice in business litigation.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (b) Pro Forma Financial Information. The pro forma financial information required by Item 7(b) is omitted pursuant to General Instruction B.3 to Form 8-K. The pro forma financial information required by Item 7(b) has been previously reported by Senior Housing Properties Trust in its Current Report on Form 8-K dated December 20, 2001.

         (c)      Exhibits.

2.1 Stock Purchase Agreement dated as of August 9, 2001, among Senior Housing Properties Trust, SNH/CSL Properties Trust, Crestline Capital Corporation and CSL Group, Inc., including forms of Promissory Note, Escrow Agreement and Tax Allocation Agreement (Incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated September 21, 2001).

2.2 Amendment to Stock Purchase Agreement among Senior Housing Properties Trust, SNH/CSL Properties Trust, Crestline Capital Corporation and CSL Group, Inc. dated November 5, 2001 (Incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated November 5,
     2001).

10.1 Master Lease Agreement by and among certain affiliates of Senior Housing Properties Trust, as Landlord, and Five Star Quality Care Trust, as Tenant, dated December 31, 2001.

10.2 Guaranty Agreement made by Five Star Quality Care, Inc., as Guarantor, for the benefit of certain affiliates of Senior Housing Properties Trust dated December 31, 2001, relating to the Maser Lease Agreement by and among certain affiliates of Senior Housing Properties Trust, as Landlord, and Five Star Quality Care Trust, as Tenant, dated December 31, 2001.

10.3 Amended Master Lease Agreement by and among certain affiliates of Senior Housing Properties Trust, as Landlord, and FS Tenant Holding Company Trust and FS Tenant Pool III Trust, as Tenant, dated January 11, 2002.

10.4 Guaranty Agreement made by Five Star Quality Care, Inc., as Guarantor, for the benefit of certain affiliates of Senior Housing Properties Trust dated January 11, 2002, relating to the Amended Master Lease Agreement by and among certain affiliates of Senior Housing Properties Trust, as Landlord, and FS Tenant Holding Company Trust and FS Tenant Pool III Trust, as Tenant, dated January 11, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SENIOR HOUSING PROPERTIES TRUST


                                          By:  /s/ David J. Hegarty
                                              Name:   David J. Hegarty
                                              Title:  President, Chief Operating
                                                      Officer  and Secretary



Date:  January 24, 2002